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                                                                 Exhibit 99.1

                             JOINT FILING STATEMENT

         Each of the undersigned agree that (i) the Statement on Schedule 13D relating to common stock, par value $.01 per share, of NAHC, Inc. has been adopted and filed on behalf of each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them and
(iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This Agreement may be terminated with respect to the obligations to jointly file future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.


                                      /s/ David R. Burt
Dated:  May 27, 2002                  ------------------------------
                                      David R. Burt


Dated:  May 27, 2002                  Texas Addison Limited Partnership

                                      By: Texas Barrington LLC
                                          Its General Partner

                                      By:  /s/ David R. Burt
                                           --------------------------
                                      Name:  David R. Burt
                                      Title: President, Secretary and Treasurer


Dated:  May 27, 2002                  Texas Barrington LLC

                                      By:  /s/ David R. Burt
                                           --------------------------
                                      Name:  David R. Burt
                                      Title: President, Secretary and Treasurer